EXHIBIT 4.2
                                                                     -----------


                                                               EXECUTION VERSION

      SUPPLEMENTAL INDENTURE, dated as of May 9, 2007, among North Atlantic Trading Company, Inc., a Delaware corporation (the "COMPANY"), each of the entities identified on the signature page hereto (the "GUARANTORS") and Wells Fargo Bank, National Association (as successor-by-consolidation to Wells Fargo Bank Minnesota, National Association), as Trustee ("TRUSTEE").

      WHEREAS the Company, the Guarantors and the Trustee entered into an Indenture, dated as of February 17, 2004 (the "INDENTURE"), pursuant to which the Company issued $200,000,000 in principal amount of its 9 1/4% Senior Notes due 2012 (the "SECURITIES"), all of which are outstanding on the date hereof;

      WHEREAS Section 9.02 of the Indenture provides that the Company, the Guarantors and the Trustee may amend the Indenture with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding;

      WHEREAS the Company desires to amend certain provisions of the Indenture, as set forth in Article I hereof;

      WHEREAS the Holders of at least a majority in aggregate principal amount of the Securities outstanding have consented to the amendments effected by this Supplemental Indenture; and

      WHEREAS all things necessary to make this Supplemental Indenture a valid agreement, in accordance with its terms, have been done.

      NOW THEREFORE, this Supplemental Indenture witnesseth that, for and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                    ARTICLE I

                             AMENDMENTS TO INDENTURE

      SECTION 1.01.  Amendments to Articles One, Three, Four, Five and
Six.

      (a)   Sections 3.09 (Offer to Purchase by Application of Excess Proceeds),
4.03 (SEC Reports), 4.04 (Compliance Certificates), 4.07 (Limitation on Restricted Payments), 4.08 (Limitation on Distributions from Restricted Subsidiaries), 4.09 (Limitation on Incurrence of Indebtedness), 4.10 (Limitation on Asset Dispositions), 4.11 (Limitation on Transactions with Affiliates), 4.12 (Limitation on Liens), 4.13 (Corporate Existence), 4.14 (Change of Control), 5.01(a)(3), (a)(4) and (b)(3) and 6.01(a)(4), (a)(6) and (a)(7) of the Indenture
are hereby amended by deleting all such sections and all references to such sections in their entirety;

      (b)   A new Section 4.03 shall be inserted which reads:

      "Website Access

            So long as any Notes are outstanding and the Company maintains a website pursuant to its obligations under Section 4.03 of the Indenture, dated as of May 9, 2007, by and among the Company, the Guarantors named therein and U.S. Bank National Association, as trustee, the Company shall provide the



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Trustee and the Holders access to such site; provided, however, if the Company shall cease to have an obligation under said Section 4.03 it shall have no further obligation under this Section 4.03; and provided further, in no event shall this provision be deemed to require the Company to provide the Trustee or the Holders with any information."

      (c)   References to Significant Subsidiaries in Section 6.01(a)(9) and
(a)(10) of the Indenture are hereby deleted in their entirety; and

      (d) All definitions set forth in Section 1.01 of the Indenture that relate to defined terms used solely in covenants or sections deleted hereby are deleted in their entirety.

                                   ARTICLE II

                                  MISCELLANEOUS

      SECTION 2.01. Instruments To Be Read Together. This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and said Indenture and this Supplemental Indenture shall henceforth be read together.

      SECTION 2.02. Confirmation. The Indenture as amended and supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

      SECTION 2.03. Terms Defined. Capitalized terms used in this Supplemental Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

      SECTION 2.04. Headings. The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

      SECTION 2.05. Governing Law. The laws of the State of New York shall govern this Supplemental Indenture.

      SECTION 2.06. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

      SECTION 2.07. Effectiveness; Termination. The provisions of this Supplemental Indenture will take effect immediately upon its execution and delivery by the Trustee in accordance with the provisions of Sections 9.02 and
9.06 of the Indenture.

      SECTION 2.08. Responsibility of Trustee. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.




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




      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.


                                    NORTH ATLANTIC TRADING COMPANY, INC.


                                    By:  /s/ Brian C. Harriss
                                       ----------------------------------
                                       Name:  Brian C. Harriss
                                       Title: Senior Vice President and
                                              Chief Financial Officer


                                    FRED STOKER & SONS, INC.


                                    By:  /s/ Brian C. Harriss
                                       ----------------------------------
                                       Name: Brian C. Harriss
                                       Title:Vice President


                                    NATIONAL TOBACCO COMPANY, L.P.


                                    By:  National Tobacco Finance Corporation,
                                         its sole general partner


                                    By:  /s/ Brian C. Harriss
                                       ----------------------------------
                                       Name:  Brian C. Harriss
                                       Title: Vice President


                                    NATIONAL TOBACCO FINANCE CORPORATION


                                    By:  /s/ Brian C. Harriss
                                       ----------------------------------
                                       Name:  Brian C. Harriss
                                       Title: Vice President


                                    NORTH ATLANTIC CIGARETTE COMPANY, INC.


                                    By:  /s/ Brian C. Harriss
                                       ----------------------------------
                                       Name:  Brian C. Harriss
                                       Title: Vice President



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


                                    NORTH ATLANTIC OPERATING COMPANY, INC.


                                    By:  /s/ Brian C. Harriss
                                       ----------------------------------
                                       Name:  Brian C. Harriss
                                       Title: Vice President


                                    RBJ SALES, INC.


                                    By:  /s/ Brian C. Harriss
                                       ----------------------------------
                                       Name:  Brian C. Harriss
                                       Title: Vice President


                                    STOKER, INC.


                                    By:  /s/ Brian C. Harriss
                                       ----------------------------------
                                       Name:  Brian C. Harriss
                                       Title: Vice President













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



                                    WELLS FARGO BANK, NATIONAL
                                    ASSOCIATION, as Trustee

                                    By:  /s/ Jane Y. Schweiger
                                       ----------------------------------
                                       Name:  Jane Y. Schweiger
                                       Title: Vice President
























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